UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2018

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

DELAWARE	000-51476	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 Route 25A, No. 2

East Setauket, New York 11733

(Address of principal executive offices)

Registrant’s telephone number, including area code: 631 880 2907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities

Effective as of November 30, 2018, pursuant to a rights offering to its existing stockholders, the Company sold 9,000,000 units to 15 accredited investors for aggregate proceeds of $4,500,000. Each Unit consisted of one share of Common Stock (a “Share”) and a four year warrant (a “Warrant”) to purchase a share of Common Stock at $1.00 per share. The proceeds from the sale of the Units will be used for working capital and general corporate purposes principally in connection with the Company’s ongoing clinical trials.

The Shares and Warrants issued to the investors were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act. Such securities may not be re-offered or sold in the United States in the absence of a registration statement or exemption from the registration requirements of the Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2018	LIXTE BIOTECHNOLOGY HOLDINGS, INC.

	By:	/s/ JOHN S. KOVACH
John S. Kovach, Chief Executive Officer

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Index to Exhibits

Exhibit No.	Description

4.1	Form of Warrant.

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